Exhibit 4(b)

                      AMERICAN ELECTRIC POWER COMPANY, INC.

                                       AND

                              THE BANK OF NEW YORK,
                                   as Trustee

                             -----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of May 1, 2001

                                       TO

                                    INDENTURE

                             Dated as of May 1, 2001

                 6.125% Senior Notes, Series A due May 15, 2006

                             -----------------------

     FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of May, 2001 (this "First Supplemental Indenture"), between AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of May 1, 2001 between the Company and the Trustee (the "Original Indenture"). The Original Indenture, as supplemented by this First Supplemental Indenture, is hereinafter referred to as the "Indenture".

     WHEREAS, the Company has executed and delivered the Original Indenture to the Trustee to provide for the issuance of unsecured promissory notes or other evidences of indebtedness (the "Securities") in an unlimited aggregate principal amount, said Notes to be issued from time to time in one or more series as provided in the Indenture; and

     WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Securities (said series being hereinafter referred to as the "Series A Notes"), the form and substance of such Series A Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this First Supplemental Indenture; and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Notes by the holders thereof, and for the purpose of setting forth, as provided in the Original Indenture, the form and substance of the Series A Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE
                         GENERAL TERMS AND CONDITIONS OF
                               THE SERIES A NOTES

     SECTION 1.01. There shall be and is hereby authorized a series of Securities designated the "6.125% Senior Notes, Series A due May 15, 2006, in the initial aggregate principal amount of $1,000,000,000, which amount shall be as set forth in the Company Order for the authentication and delivery of the Series A Notes pursuant to Section 2.04 of the Original Indenture. The Series A Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on May 15, 2006, and shall be issued in the form of registered Series A Notes without coupons.

     SECTION 1.02. The Series A Notes shall be issued initially in the form of a Global Note or Notes in an aggregate principal amount equal to all outstanding Series A Notes, to be registered in the name of the Depository, or its nominee, and held by the Trustee, as custodian for the Depository. The Company shall execute a Global Note or Notes in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Original Indenture provided. Payments of principal of (and premium, if any) and interest on the Series A Notes represented by a Global Note will be made to the Depository. The Depository for the Series A Notes shall be The Depository Trust Company, New York, New York.

     SECTION 1.03. (a) If, pursuant to the provisions of Section 2.11(c) of the Original Indenture, the Series A Notes are issued in certificated form, principal, premium, if any, and interest on the Series A Notes will be payable, the transfer of such Series A Notes will be registrable and such Series A Notes will be exchangeable for Series A Notes bearing identical terms and provisions at the office or agency of the Company only upon surrender of such certificated Series A Note and such other documents as required by the Indenture.

     (b) Subject to any terms of the Series A Notes issued as Global Notes, payment of the principal of (and premium, if any) and interest on the Series A Notes will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar at least 10 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, further, for so long as the Series A Notes are listed on the Luxembourg Stock Exchange, payment may be made in Luxembourg, initially at the corporate trust office of Kredietbank S.A., Luxembourgoise, as Luxembourg paying agent.

     SECTION 1.04. Each Series A Note shall bear interest at the rate of 6.125% per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable semi-annually in arrears on each May 15 and November 15 (each, an "Interest Payment Date"), commencing on November 15, 2001. Interest (other than interest payable on redemption or maturity) shall be payable to the person in whose name such Series A Note or any predecessor Series A Note is registered at the close of business on the regular record date for such interest installment. The regular record date for such interest installment shall be the close of business on the May 1 or November 1 (whether or not a Business Day) next preceding the Interest Payment Date. Interest payable on redemption or maturity shall be payable to the person to whom the principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 2.03 of the Original Indenture.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which the Series A Notes mature or are redeemed, or date on which payment is scheduled to be made pursuant to a redemption or any interest payment date, is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     SECTION 1.05. The Series A Notes shall be unsecured and unsubordinated obligations of the Company ranking pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     SECTION 1.06. The Series A Notes shall not be subject to any sinking fund provision.

     SECTION 1.07. The Company shall be subject to the provisions described under "Restrictive Covenants" in the form of the Security attached as Exhibit A.

                                   ARTICLE TWO
                        REDEMPTION OF THE SERIES A NOTES

     SECTION 2.01. (a) The Company shall have the right to redeem the Series A Notes as set forth under "Redemption - Optional Redemption" in the form of Security attached as Exhibit A hereto.

     (b) The Company shall have the right to redeem the Series A Notes as set forth under "Redemption - Redemption For Tax Reasons" in the form of Security attached as Exhibit A hereto.

     (c) Any redemption pursuant to this Section will be made upon not less than 30 nor more than 60 days' notice. If the Series A Notes are only partially redeemed pursuant to Section 2.01(a), the Notes will be redeemed by lot or in such other manner as the Trustee shall deem fair and appropriate in its discretion; provided, that if at the time of redemption, the Series A Notes are represented by a Global Note, the Depository shall determine by lot the principal amount of such Series A Notes held by each Series A Noteholder to be redeemed.

                                  ARTICLE THREE
                              FORM OF SERIES A NOTE

     SECTION 3.01. (a) The Series A Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A hereto.

     (b) The terms and provisions of the Series A Notes as set forth in Exhibit A are hereby incorporated in and expressly made part of this First Supplemental Indenture.

                                  ARTICLE FOUR
                            MISCELLANEOUS PROVISIONS

     SECTION 4.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Note or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series A Note that are defined in the Original Indenture shall have the several meanings respectively assigned to them thereby.

     SECTION 4.02. The Original Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 4.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     SECTION 4.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 4.05. The Bank of New York is hereby appointed the Paying Agent, authenticating agent and Security Registrar in the United States for the Series A Notes. In addition, so long as the Series A Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent and transfer agent in Luxembourg. The Company's initial paying agent and transfer agent in Luxembourg shall be Kredietbank S.A., Luxembourgoise, currently located at 43 Boulevard Royal, L-2955 Luxembourg.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                           AMERICAN ELECTRIC POWER COMPANY, INC.


                                           By:  /s/ Geoffrey S. Chatas
                                                -------------------------------
                                                    Assistant Treasurer


                                           THE BANK OF NEW YORK,
                                                 as Trustee


                                           By:  /s/ Paul Schmalzel
                                                -------------------------------
                                                    Vice President

                                                                       Exhibit A

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

No.   R1

                      AMERICAN ELECTRIC POWER COMPANY, INC.
          $1,000,000,000 6.125% Senior Notes, Series A due May 15, 2006

CUSIP:  025537 AA 9                          Original Issue Date:  May 10, 2001

Stated Maturity:  May 15, 2006               Interest Rate:  6.125%

Principal Amount:  $____________

Redeemable:       Yes  [ ]               No  [ ]
In Whole:         Yes  [ ]               No  [ ]
In Part:          Yes  [ ]               No  [ ]

     AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 in each year, commencing November 15, 2001, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the regular record date with respect to such Interest Payment Date, which shall be the May 1 or November 1, as the case may be, immediately preceding such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and shall be paid as provided in said Indenture.

     If any Interest Payment Date, any redemption date or Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, with the same force and effect as if made on such date.

     This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of May 1, 2001 duly executed and delivered between the Company and The Bank of New York, a corporation organized and existing under the laws of the State of New York, as trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof.

Restrictive Covenants

          Limitation upon Liens of Certain Subsidiaries

     For so long as any Securities of this series remain outstanding, the Company will not create or incur or allow any of its subsidiaries to create or incur any pledge or security interest on any of the capital stock of a Public Utility Subsidiary held by the Company or one of its subsidiaries or a Significant Subsidiary.

          For purposes of this covenant:

          (i) Public Utility Subsidiary means, at any particular time, a direct or indirect subsidiary of the Company that, as a substantial part of its business, distributes or transmits electric energy to retail or wholesale customers at rates or tariffs that are regulated by either a state or Federal regulatory authority.

          (ii) Significant Subsidiary means, at any particular time, any direct subsidiary of ours whose consolidated gross assets or consolidated gross revenues (having regard to the Company's direct beneficial interest in the shares, or the like, of that subsidiary) represent at least 25% of the Company's consolidated gross assets or consolidated gross revenues appearing in the most recent audited financial statements of the Company as of the date of determination.

          Limitation upon Mergers, Consolidations and Sale of Assets

     The provisions of Article Ten of the Indenture shall be applicable to the Securities of this series.

Redemption

          Optional Redemption

     This Note may be redeemed by the Company at its option, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days' previous notice given by mail to the registered owners of the Note at a redemption price equal to the greater of (i) 100% of the principal amount of the Note being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Note being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Trustee obtains fewer than four such Treasury Dealer Quotations, the average of all such quotations.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation and UBS Warburg LLC or their affiliates which are primary U.S. Government securities dealers, and their respective successors and two other primary U.S. Government securities dealers selected by the Trustee; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), another Primary Treasury Dealer shall be substituted by the Company.

     "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

     The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes called for redemption. This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

     In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

          Redemption for Tax Reasons

     If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the original issuance of the Securities of this series, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts as described below with respect to Securities of this series, the Company may, at its option, redeem, as a whole, but not in part, the Securities of this series on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount together with interest accrued but unpaid thereon to the date fixed for redemption.

Payment of Additional Amounts

     The Company will, subject to the limitations set forth below, pay as additional interest on the Securities of this series, such additional amounts as are necessary in order that the net payment by the Company or the paying agent of the principal of and interest on the Securities of this series to a Holder who is a Non-U.S. Holder, after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Securities of this series to be then due and payable ("Additional Amounts"); provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

          (i) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

               (A) being or having been present or engaged in trade or business in the United States or having had a permanent establishment in the United States;

               (B) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

               (C) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

               (D) being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended, or any successor provision; or

               (E) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (ii) to any holder that is not the sole beneficial owner of the Securities of this series, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (iii) to any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States, or otherwise with respect to the status, of the Holder or beneficial owner of the Securities of this series (or any beneficiary, settlor, beneficial owner or member thereof), if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party, or by any official interpretation or ruling promulgated pursuant to any of the foregoing, as a precondition to exemption from such tax, assessment or other governmental charge;

          (iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or the paying agent from the payment;

          (v) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 30 days after the payment becomes due or is duly provided for, whichever occurs later;

          (vi) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

          (vii) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Securities of this series, if such payment can be made without such withholding by any other paying agent; or

          (viii) in the case of any combination of items (i), (ii), (iii), (iv),
     (v), (vi) or (vii).

     The Securities of this series are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided by the provisions of this Security, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     In particular, the Company will not pay any Additional Amounts on any Securities of this series:

          (i) where withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 or any law implementing or complying with, or introduced in order to conform to, that Directive, or

          (ii) presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant Series A Note to another paying agent in a member state or the European Union.

          As discussed above, "U.S. Holder" means a beneficial holder of the Securities of this series that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

          "Non-U.S. Holder" means a holder of Securities of this series that is not a U.S. Holder.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected by such supplemental indenture or indentures at the time outstanding voting as one class, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Security then outstanding and affected; (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Securities, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Security then outstanding and affected thereby; or
(iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Securities), without the consent of the holder of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any
Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed.

                                           AMERICAN ELECTRIC POWER COMPANY, INC.


                                           By:
                                               -----------------------------
                                                    Assistant Treasurer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series of Securities designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated:  May __, 2001

THE BANK OF NEW YORK, as Trustee


By:
    -------------------------
    Authorized Signatory

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

---------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
----------------------------------------------------------------
ASSIGNEE) the within Note and all rights thereunder, hereby
----------------------------------------------------------------
irrevocably constituting and appointing such person attorney to
----------------------------------------------------------------
transfer such Note on the books of the Issuer, with full
----------------------------------------------------------------
power of substitution in the premises.

Dated:
       ----------------------              -----------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").